Dryden National Municipals Fund, Inc.
Gateway Center Three
100 Mulberry Street,
Newark, NJ 07102-4077


                                             November 26,
2008

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     Re:  Rule 24f-2 Notice for Dryden National Municipals
Fund, Inc.
          File Nos. 2-66407 and 811- 02992

     On behalf of the Dryden National Municipals Fund, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

                                   Very truly yours,
                                   _________________
                                   Grace C. Torres
                                   Treasurer